SIGNATURES

Dated: March 18, 2019

PLATINUM EQUITY INVESTMENT HOLDINGS III MANAGER, LLC

By: /s/ Justin Maroldi
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Name:  Justin Maroldi
Title:  Assistant Secretary

[Signature Page to Form 3]